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                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this amendment # 3 to the Registration Statement on Form S-4 (No. 333-113141) of IMAX Corporation of our report dated February 27, 2004 relating to the financial statements, which appears in the Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to use under the heading Experts in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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Chartered Accountants
September 14, 2004